SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): January 22, 2004



                              Eastman Kodak Company
               (Exact name of registrant as specified in charter)



      New Jersey                     1-87                   16-0417150
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(State or Other Jurisdiction       (Commission            (IRS Employer
     of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
                       (Address of Principal Executive Office) (Zip Code)


       Registrant's telephone number, including area code (585) 724-4000
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Item 7.  Financial Statements and Exhibits
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 (c)   Exhibits
       --------

  Exhibit       99.1 Press release issued January 22, 2004      Furnished with
                regarding financial results for fourth          this document
                quarter of 2003

  Exhibit       99.2 Financial discussion document issued       Furnished with
                January 22, 2004 regarding financial            this document
                results for fourth quarter of 2003



Item 12.  Results of Operations and Financial Condition
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On January 22, 2004, Eastman Kodak Company issued a press release and a supplemental financial discussion document describing its financial results for its fourth fiscal quarter ended December 31, 2003. Copies of the press release and financial discussion document are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Within the Company's fourth quarter 2003 press release and financial discussion document, the Company makes reference to certain non-GAAP financial measures including "Income from continuing operations, excluding non-operational items", "Operating cash flow", "Investable cash flow" and "Operating cash flow excluding acquisitions", which have a directly comparable GAAP financial measure, and to certain calculations that are based on non-GAAP financial measures, including "Days sales outstanding" and "Days supply in inventory." The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the company on a year-over-year and quarter-sequential basis. Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 12 of Form 8-K. The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

Income from continuing operations, excluding non-operational items - The Company's management believes that presenting income from continuing operations, excluding non-operational items, is an important additional measure of performance that can be used for comparing results between reporting periods. These operating measures represent the principle internal measures of performance, and form the basis of internal management performance expectations and incentive compensation.

Operating cash flow / Investable cash flow / Operating cash flow excluding acquisitions - The Company believes that the presentation of operating cash flow, investable cash flow and operating cash flow excluding acquisitions is useful information to investors as they facilitate the comparison of cash flows between reporting periods. In addition, management utilizes these measures as tools to assess the Company's ability to repay debt and repurchase its own common stock, after it has satisfied its working capital needs, dividends, and funded capital expenditures, acquisitions and investments. The operating cash flow measure equals net cash provided by continuing operations, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP), plus proceeds from the sale of assets minus capital expenditures, acquisitions, debt assumed in acquisitions, investments in unconsolidated affiliates and dividends. The investable cash flow measure equals operating cash flow excluding the impact of acquisitions and debt assumed in acquisitions. The operating cash flow excluding acquisitions measure equals the net cash provided by continuing operations, as determined under U.S. GAAP, plus proceeds from the sale of assets minus capital expenditures, investments in unconsolidated affiliates and dividends, and yields the same result as the investable cash flow measure. Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Days sales outstanding (DSO) - The Company believes that the presentation of a DSO result that includes the impact of reclassifying rebates as an offset to receivables is useful information to investors, as this calculation is more reflective of the Company's receivables performance and cash collection efforts due to the fact that most customers reduce their actual cash payment to the Company by the amount of rebates owed to them.

Days supply in inventory (DSI) - The Company believes that the presentation of a DSI result that is based on inventory before the LIFO reserve is useful information to investors, as this calculation is more reflective of the Company's actual inventory turns due to the fact that the inventory values in the calculation are based on current cost.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown
                                             ------------------------
                                             Name: Richard G. Brown
                                             Title: Controller

Date:  January 22, 2004

                                  EXHIBIT INDEX
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Exhibit No.             Description
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  99.1 Press release issued January 22, 2004 regarding financial results for fourth quarter 2003

  99.2 Financial discussion document issued January 22, 2004 regarding financial results for fourth quarter 2003